                                                           EXHIBIT 10.18


IBM Credit Corporation                                        STAMFORD, CT 06904


                          Term Lease Master Agreement

Name and Address of Lessee:                               Agreement No.: CM30101
MICHAEL'S STORES, INC.
5931 CAMPUS CIRCLE                                IBM Branch Office No.: CMP
IRVING, TX 75063
IBM Branch Office Address:                             IBM Customer No.: 5803327
1603 LBJ FRWY.
DALLAS, TX 75234


The Lessor pursuant to this Term Lease Master Agreement (Agreement) will be (a) IBM Credit Corporation, or a subsidiary or affiliate thereof, (b) a partnership in which IBM Credit Corporation is a partner, or (c) a related business enterprise for whom IBM Credit Corporation is the agent (Lessor). The subject matter of the lease shall be machines, field installable upgrades, feature additions or accessories marketed by International Business Machines Corporation (IBM) and shall be referred to as Equipment. Any lease transaction requested by Lessee and accepted by Lessor shall be specified in a Term Lease Supplement (Supplement). A Supplement shall refer to and incorporate by reference this Agreement and, when signed by the parties, shall constitute the lease (Lease) for the Equipment specified therein. Additional details pertaining to a Lease shall be specified in a Supplement. A Supplement may also specify additional terms and conditions as well as other amounts to be financed (Financing). Financing may include licensed program material charges (LPM Charges) for licensed programs marketed by IBM under the referenced IBM license agreement (License Agreement).

     1. OPTIONS. The Supplement shall designate various lease and financing options. Option A is a Lease available only for Modifications (Paragraph 23) to Equipment under Option A prior to enactment of the Tax Reform Act of 1986. Option B is a Lease with an option to purchase during the Lease. For Equipment under Option B Prime (B'). Lessor assumes for tax purposes that Lessee is the owner. For financing LPM Charges, Option S will apply.

     2. CREDIT REVIEW. For each Lease, Lessee consents to any reasonable credit investigation and review by Lessor.

     3. AGREEMENT TERM. This Agreement shall be effective when signed by both parties and may be terminated by either party upon one month's written notice. However, each Lease then in effect shall survive any termination of this Agreement.

     4. CHANGES. Lessor may, upon prior written notice, change the terms and conditions of this Agreement. Any change will apply on the effective date specified in the notice to Leases which have an Estimated Shipment Date, or Effective Date for Additional License, one month or more after the date of notice. By notice to Lessor in writing prior to delivery, or Effective Date for Additional License, and within 15 days after receipt of such notice, Lessee may terminate the Lease for an affected item. Otherwise, the change shall apply.

     5. ADVANCE RENT. Lessee shall pay to Lessor, prior to Lessor's acceptance of a Lease, Advance Rent, if specified. Advance Rent shall be refunded if Lessor for any reason does not accept the Lease or Lessee terminates the Lease in accordance with Paragraph 4, 12 or 15.

     6. SELECTION AND USE OF EQUIPMENT, PROGRAMMING AND LICENSED PROGRAM MATERIALS. Lessee agrees that is shall be responsible for the selection, use of, and results obtained from, the Equipment, any programming supplied by IBM without additional charge for use on the Equipment (Programming), licensed program materials, and any other associated equipment, programs or services.

     7. ASSIGNMENT TO LESSOR. Lessee hereby assigns, exclusively to Lessor, Lessee's right to purchase the Equipment from IBM. This assignment is effective when Lessor accepts the applicable Supplement and Lessor shall then be obligated to purchase and pay for the Equipment. Other than the obligation to pay the purchase price, all responsibilities and limitations applicable to Customer as defined in the referenced IBM purchase agreement in effect at the time the Lease is accepted by Lessor (Purchase Agreement) shall apply to Lessee.

     If the Equipment is subject to a volume procurement amendment to the Purchase Agreement or to another discount offering, (a) Lessor will pay the same amount for the Equipment that would have been payable by Lessee, and (b) Lessee will remain responsible to IBM for any late order change charges, settlement charges, adjustment charges or any other charges incurred under the volume procurement amendment or other discount offering.

     8. LEASE NOT CANCELLABLE; LESSEE'S OBLIGATIONS ABSOLUTE. Lessee's obligations to pay shall be absolute and unconditional and shall not be subject to any delay, reduction, set-off, defense, counterclaim or recoupment for any reason whatsoever, including any failure of the Equipment, Programming or licensed program materials or any representations by IBM.
If the Equipment, Programming or licensed program materials are unsatisfactory for any reason, Lessee shall make any claim solely against IBM and shall, nevertheless, pay Lessor all amounts payable under the Lease.

     9. WARRANTIES. Lessor grants to Lessee the benefit of any and all warranties made available by IBM in the Purchase Agreement. Lessor warrants that neither Lessor nor anyone acting or claiming through Lessor, by assignment or otherwise, will interfere with Lessee's quiet enjoyment of the use of the Equipment so long as no event of default shall have occurred and be continuing. EXCEPT FOR LESSOR'S WARRANTY OF QUIET ENJOYMENT, LESSOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. AS TO LESSOR, LESSEE LEASES THE EQUIPMENT AND TAKES


THE ADDITIONAL TERMS AND CONDITIONS ON PAGES 2 THROUGH 4 ARE PART OF THIS AGREEMENT.

LESSEE ACKNOWLEDGES THAT LESSEE HAS READ THIS AGREEMENT AND ITS SUPPLEMENT, UNDERSTANDS THEM, AND AGREES TO BE BOUND BY THEIR TERMS AND CONDITIONS. FURTHER, LESSEE AGREES THAT THIS AGREEMENT AND ITS SUPPLEMENT ARE THE
COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, SUPERSEDING ALL PROPOSALS OR PRIOR AGREEMENTS, ORAL OR WRITTEN, AND ALL
OTHER COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF.

ACCEPTED BY:
IBM CREDIT CORPORATION                 MICHAEL'S STORES, INC.
                                       ---------------------------------------

By: /s/ R.E. Chuhth                        By: /s/ J. Eugene Stubbs
   ---------------------------------       -----------------------------------
         Authorized Signature                       Authorized Signature

R.E. Chuhth                  3/16/88   By: J. Eugene Stubbs          12/29/87
------------------------------------   ---------------------------------------
Name (Type or Print)         (Date)    Name (Type or Print)

                              BRANCH OFFICE CENTRAL AGREEMENTS/CONTRACTS FILE

ANY PROGRAMMING "AS IS." IN NO EVENT SHALL LESSOR HAVE ANY LIABILITY FOR, NOR SHALL LESSEE HAVE ANY REMEDY AGAINST LESSOR FOR, CONSEQUENTIAL DAMAGES, ANY LOSS OF PROFITS OR SAVINGS, LOSS OF USE, OR ANY OTHER COMMERCIAL LOSS.

     10. LESSEE AUTHORIZATION. So long as Lessee is not in default under the Lease (a) Lessee is authorized to act on Lessor's behalf concerning delivery and installation of the Equipment, any IBM warranty service for the Equipment, and any programming services for the Programming, and (b) Lessee shall have, solely for these purposes, all rights Lessor may have against IBM under the Purchase Agreement. The foregoing authorization shall not constitute any surrender of Lessor's interest in the Equipment.

     11. DELIVERY AND INSTALLATION. Lessee shall arrange with IBM for the delivery of the Equipment and Programming and for installation of the Equipment at the Equipment Location. Lessee shall pay any delivery and installation charges. Lessor shall not be liable to Lessee for any delay in, or failure of, delivery of the Equipment and Programming. Lessee shall examine the Equipment and Programming immediately upon delivery. If the Equipment is not in good condition or the Equipment or Programming does not correspond to IBM's specifications, Lessee shall promptly give IBM written notice and shall provide IBM reasonable assistance to cure the defect or discrepancy.

     12. LATE DELIVERY. If the Equipment or licensed program materials are not delivered to the Equipment Location on or before the 15th day after the Estimated Shipment Date, Lessor may, upon written notice to Lessee, increase the Lease Rate. Lessee may terminate the Lease for the affected item by giving Lessor written notice prior to delivery. Otherwise, the Rent shall be adjusted to reflect such increase.

     13. RENT COMMENCEMENT DATE. The Rent Commencement Date, unless otherwise specified in the Supplement, shall be the date payment is due IBM under the applicable referenced Agreement. Lessee shall be notified of the Rent Commencement Date and the serial numbers of the Equipment.

     14. LEASE TERM. The Lease shall be effective when signed by both parties. The initial Term of the Lease shall expire at the end of the number of Payment Periods, specified as "Term" in the Supplement, after the Rent Commencement Date. However, obligations under the Lease shall continue until they have been performed in full.

     15. RATE PROTECTION. Unless modified pursuant to Paragraph 12, the Rent shall be based on the Lease Rate specified in the Supplement or such greater Lease Rate as may be specified by written notice to Lessee more than one month before the Estimated Shipment Date or Effective Date for Additional License. By notice to Lessor in writing prior to delivery, or Effective Date for Additional License, and within 15 days after receipt of such notice, Lessee may terminate the Lease for the affected item. Otherwise, the Rent shall be adjusted to reflect the increase. The Unit Purchase Price and LPM Charges are subject to change in accordance with the referenced Agreements.

     16. RENT. During the initial Term, Lessee shall pay Lessor, for each Payment Period, Rent as determined in Paragraph 15. Lessee's obligation to pay shall begin on the Rent Commencement Date. Rent will be invoiced in advance as of the first day of each Payment Period and will be due on the day following the last day of the Payment Period. When the Rent Commencement Date is not on the first day of a calendar month and/or when the initial Term does not expire on the last day of a calendar month, the applicable Rent will be prorated on the basis of 30-day months. Advance Rent, if any, will be applied to the initial invoice(s).

     17. RENEWAL. If Lessee is not then in default under the Lease, Lessee may renew the Lease one or more times but not beyond six years from the expiration of the initial Term. Lessor shall offer renewal Terms of one year and may offer longer Terms if then generally available. For a renewal Term, upon request by Lessee, at least five months prior to Lease expiration, Lessor shall notify Lessee, at least four months prior to expiration, of the Rent, any changes to the Payment Period and due dates, and of any required Purchase Option or Renewal Option Percents not specified in the Supplement. The Rent shall be objectively determined by Lessor by using the projected fair market rental value of the Equipment as of the commencement of such renewal Term. However, for Option B', the Rent shall be as specified in the Supplement. Lessee may renew for any renewal Term only by so notifying Lessor in writing at least three months before expiration.

     18. PURCHASE OF EQUIPMENT. Under Option A, if Lessee is not then in default under the Lease, Lessee may purchase Equipment only upon expiration of the Lease. Upon request by Lessee, at least five months prior to Lease expiration, Lessor shall notify Lessee, at least four months prior to expiration, of the purchase price. The purchase price shall be objectively determined by Lessor by using the projected fair market sales value of the Equipment as of such expiration date, plus the total of (a) any recapture of investment tax credit and (b) any tax due thereon. Lessee may purchase such Equipment by notifying Lessor in writing at least three months before such expiration.

     Under Option B or B', if Lessee is not then in default under the Lease, Lessee may, upon notice to Lessor, purchase Equipment at any time on or after the second anniversary of the Rent Commencement Date. Such notice shall be given not later than three months prior to Lease expiration and shall specify the desired date of purchase which shall be one month or more after the date of notice. If the date of purchase is an anniversary of the Rent Commencement Date, the purchase price shall be an amount determined by multiplying the Unit Purchase Price by the Purchase Option Percent for such Equipment for such anniversary. If the date of purchase is between two anniversaries, the purchase price shall be the prorated price (in 12 monthly steps) between the purchase prices described above for such anniversaries.
If the date of purchase is the expiration of the Lease, Lessor shall objectively determine the projected fair market sales value and Lessee shall have the benefit of that value, if lower.

     If Lessee purchases any Equipment, Lessee shall, on or before the date of purchase, pay to Lessor the purchase price, any applicable taxes, all Rent due through the day preceding the date of purchase, any other amounts due, and the prepayment of Financing (Paragraph 35). Lessor shall, on the date of purchase, transfer to Lessee by bill of sale, without recourse or warranty of any kind, express or implied, all of Lessor's right, title and interest in and to such Equipment on an "As Is, Where Is" basis except that Lessor shall warrant title free and clear of all encumbrances.

     19. OPTIONAL EXTENSION. If Lessee has not elected to renew or purchase, and as long as Lessee is not in default under the Lease, the Lease will be extended unless Lessee notifies Lessor in writing, not less than three months prior to Lease expiration, that Lessee does not want the extension. The extension will be under the same terms and conditions then in effect, including Rent (but, for Options A or B, not less than fair market rental value) and will continue until the earlier of termination by either party upon three months' prior written notice or six years after expiration of the initial Term.

     20. INSPECTION; MARKING; FINANCIAL STATEMENT. Upon request, Lessee shall make the Equipment and its maintenance records available for inspection by Lessor during Lessee's normal business hours. Lessee shall affix to the Equipment any labels indicating ownership supplied by Lessor. Lessee shall execute and deliver to Lessor for filing any Uniform Commercial Code financing statements or similar documents Lessor may reasonably request.

     21. EQUIPMENT USE. Lessee agrees that Equipment will be operated by competent, qualified personnel, in accordance with applicable operating instructions, laws and government regulations and that Equipment under Option A will be used only for business purposes.

     22. MAINTENANCE. Lessee, at its expense, shall keep the Equipment in a suitable environment as specified by IBM and in good condition and working order, ordinary wear and tear excepted.

     23. ALTERATIONS; MODIFICATIONS; PARTS. Lessee may alter or modify the Equipment only upon written notice to Lessor. Any non-IBM alteration is to be removed and the Equipment restored to its normal, unaltered condition at Lessee's expense prior to its return to Lessor. At Lessee's option, any IBM field installable upgrade, feature addition or accessory added to any item of Equipment (Modification) may be removed. If removed, the Equipment is to be restored at Lessee's expense to its normal, unmodified condition. If not removed, such Modification shall, upon return of the Equipment, become, without charge, the property of Lessor free of all encumbrances. Restoration will include replacement of any parts removed in connection with the installation of an alteration or Modification. Any part installed in connection with warranty or maintenance service shall be the property of Lessor.

     24. LEASES FOR MODIFICATIONS AND ADDITIONS. Lessor will arrange for leasing of Modifications and Additions under the terms and conditions then generally in effect, subject to satisfactory credit review. Additions shall be machines, or LPM Charges for licensed program materials, which are associated with the Equipment. These Modifications and Additions must be ordered by Lessee from IBM. Any lease for Modifications shall, and any lease for Additions may, expire at the same time as the Lease for the Equipment. The rent shall be determined by Lessor and specified in a Supplement. If Lessee purchases Equipment prior to Lease expiration, Lessee shall simultaneously purchase any Modifications under the Lease.

     25. RETURN OF EQUIPMENT. Upon expiration or termination of the Lease for any item of Equipment, or upon demand by Lessor pursuant to Paragraph 38, Lessee shall promptly return the Equipment, freight prepaid, to a location in the continental United States specified by Lessor. Except for Casualty Loss, Lessee shall pay any costs and expenses incurred by Lessor to inspect and qualify the Equipment for IBM's maintenance agreement service. Any parts removed in connection therewith shall become Lessor's property.

     26. CASUALTY INSURANCE; LOSS OR DAMAGE. Lessor will maintain, at its own expense, insurance covering loss of or damage to the Equipment (but excluding any Modifications not subject to a Lease and any non-IBM alterations) with a $5,000 deductible per incident. If any item of Equipment shall be lost, stolen, destroyed or irreparably damaged for any cause whatsoever (Casualty Loss) before the Date of Installation as defined in the Purchase Agreement, the Lease for that item shall terminate. If any item of Equipment suffers Casualty Loss, or shall be otherwise damaged, on or after the Date of Installation, Lessee shall promptly inform Lessor. If Lessor determines that the item can be economically repaired, Lessee shall place the item in good condition and working order and Lessor will reimburse Lessee the reasonable cost of such repair, less the deductible. If not so repairable, Lessee shall pay Lessor the lesser of $5,000 or the fair market value of the Equipment immediately prior to the Casualty Loss. Upon Lessor's receipt of payment the Lease for that item shall terminate.

     27. TAXES. Lessee shall promptly reimburse Lessor for, or shall pay directly if so requested by Lessor, as additional Rent, all taxes, charges, and fees imposed or levied by any governmental body or agency upon or in connection with the purchase, ownership, leasing, possession, use or relocation of the Equipment or Programming or in connection with the financing of LPM Charges or otherwise in connection with the transactions contemplated by the Lease, excluding, however, all taxes on or measured by the net income of Lessor. Upon request, Lessee will provide proof of payment. Any other taxes, charges and fees relating to the licensing, possession or use of licensed program materials will be governed by the License Agreement.

     28. LESSOR'S PAYMENT. If Lessee fails to perform its obligations under Paragraph 27 or 31 or to discharge any encumbrances created by Lessee, Lessor shall have the right to substitute performance, in which case, Lessee shall pay Lessor the cost thereof.

     29.  TAX INDEMNIFICATION (APPLIES ONLY FOR EQUIPMENT UNDER OPTIONS A OR
B). The Lease is entered into on the basis that under the Internal Revenue Code of 1986, as amended (Code), Lessor shall be entitled to (1) Maximum Accelerated Cost Recovery System (ACRS) deductions for 5-year property, and
(2) deductions for interest expense incurred to finance purchase of the Equipment. The Bulletin "Lessor's Tax Assumptions" will be given to Lessee on request.

     Lessee represents, warrants and covenants that at all times during the
Lease:

     (a) no item of Equipment will constitute "public utility property" as defined in the Code;

     (b) Lessee will not make any election under the Code or take any action, or fail to take any action, if such election, action or failure to act would cause any item of Equipment to cease to be eligible for any ACRS deductions or interest deductions;

     (c) Lessee will keep and make available to Lessor the records required to establish the matters referred to in this Paragraph 29; and

     (d) for Equipment located in a United States possession, Lessee represents that Lessee is a tax exempt entity as defined in the Code.

     Furthermore, if Lessee is a tax exempt entity, Lessee covenants that it will not renew or extend the Lease if such action shall cause Lessor a Tax Loss as described below.

     If, as a result of any act, failure to act, misrepresentation, inaccuracy, or breach of any warranty or covenant, or default under the Lease, by Lessee, an affiliate of Lessee, or any person who shall obtain the use or possession of any item of Equipment through Lessee. Lessor shall lose the right to claim or shall suffer any disallowance or recapture of all or any portion of any ACRS deductions or interest deductions (Tax Loss) with respect to any item of Equipment, then, promptly upon written notice to Lessee that a Tax Loss has occurred, Lessee shall reimburse Lessor the amount determined below.

     The reimbursement shall be an amount that, in the reasonable opinion of Lessor, shall make Lessor's after-tax rate of return and cash flows (Financial Returns), over the term of the Lease for such item of Equipment, equal to the expected Financial Returns that would have been otherwise available. The reimbursement shall take into account the effects of any interest, penalties and additions to tax required to be paid by Lessor as a result of such Tax Loss and all taxes required to be paid by Lessor as a result of any payments pursuant to this paragraph. Financial Returns shall be based on economic and tax assumptions used by Lessor in entering into the Lease.

     All the rights and privileges of Lessor arising from this Paragraph 29 shall survive the expiration or termination of the Lease.

     For purposes of determining tax effects under Paragraphs 18, 27, 29 and 30, the term "Lessor" shall include, to the extent of interests, any partner in Lessor and any affiliated group of corporations, and each member thereof, of which Lessor or any such partner is or shall become a member and with which Lessor or any such partner joins in the filing of consolidated or combined returns.

     30. GENERAL INDEMNITY. This Lease is a net lease. Therefore, Lessee shall indemnify Lessor against, and hold Lessor harmless from, any and all claims, actions, damages, obligations, liabilities and liens; and all costs and expenses, including legal fees, incurred by Lessor in connection therewith; arising out of the Lease including, without limitation, the purchase, ownership, lease, licensing, possession, maintenance, condition, use or return of the Equipment, programming or licensed program materials; or arising by operation of law; excluding, however, any of the foregoing which result from the sole negligence or willful misconduct of Lessor. Lessee agrees that upon written notice by Lessor of the assertion of any claim, action, damage, obligation, liability or lien, Lessee shall assume full responsibility for the defense thereof. Any payment pursuant to this paragraph shall be of such amount as shall be necessary so that, after payment of any taxes required to be paid thereon by Lessor, including taxes on or measured by the net income of Lessor, the balance will equal the amount due hereunder. Lessee's obligations under this paragraph shall not constitute a guarantee of the residual value or useful life of any item of Equipment or a guarantee of any debt of Lessor. The provisions of this paragraph with regard to matters arising during the Lease shall survive the expiration or termination of the Lease.

     31. LIABILITY INSURANCE. Lessee shall obtain and maintain comprehensive general liability insurance, in an amount of $1,000,000 or more for each occurrence, with an insurer having a "Best's Policyholders" rating of B- or better. The policy shall name Lessor as an additional insured as Lessor's interests may appear and shall contain a clause requiring the insurer to give Lessor at least one month's prior written notice of the cancellation, or any alteration in the terms, of the policy. Lessee shall furnish to Lessor, upon request, evidence that such insurance coverage is in effect.

     32. SUBLEASE AND RELOCATION OF EQUIPMENT; ASSIGNMENT BY LESSEE. Upon Lessor's prior written consent, which will not be unreasonably withheld, Lessee may sublet the Equipment or relocate it from the Equipment Location. No sublease or relocation shall relieve Lessee of its obligations under the Lease. In no event shall Lessee remove the Equipment from the United States. Lessee shall not assign, transfer or otherwise dispose of the Lease or Equipment, or any interest therein, or create or suffer any levy, lien or encumbrance thereof except those created by Lessor.

     33. ASSIGNMENT BY LESSOR. Lessee acknowledges and understands that the terms and conditions of the Lease have been fixed to enable Lessor to sell and assign its interest or grant a security interest or interests in the Lease and Equipment individually


                                Page 3 of 4
                                BRANCH OFFICE CENTRAL AGREEMENTS/CONTRACTS FILE
or together, in whole or in part, for the purpose of securing loans to Lessor or otherwise. If Lessee is given written notice of any assignment, it shall promptly acknowledge receipt thereof in writing. Each loan assignee shall have all of the rights of Lessor under the Lease. Lessee shall not assert against any such assignee any setoff, defense or counterclaim that Lessee may have against Lessor or any other person. Lessor shall not be relieved of its obligations hereunder as a result of any such assignment unless Lessee expressly consents thereto.

   34. FINANCING. If the Lease provides for financing of LPM Charges, Lessor will pay such Charges directly to IBM. Any other charges due IBM under the License Agreement shall be paid directly to IBM by Lessee. Lessee's obligation to pay Rent shall not be affected by any discontinuance, return or destruction of any license or licensed program materials under the License Agreement on or after the date LPM Charges are due. If Lessee discontinues any of the licensed program materials in accordance with the terms of the License Agreement prior to the date LPM Charges are due, the financing of affected LPM Charges shall be cancelled.

   35. FINANCING PREPAYMENT (DOES NOT APPLY FOR ITEMS OF EQUIPMENT). Lessee may terminate an item of Financing (but not an item of Equipment) by prepaying its remaining Rent. Lessee shall provide Lessor with notice of the intended prepayment date which shall be at least one month after the date of the notice. Lessor may, depending on market conditions at the time, make an adjustment in the remaining Rent to reflect such prepayment and shall advise Lessee of the balance to be paid. If, prior to Lease expiration, Lessee purchases the Equipment or if the Lease is terminated, Lessee shall at the same time prepay any related Financing including that for programs licensed to the Equipment.

   36. DELINQUENT PAYMENTS. If any amount to be paid to Lessor is not paid on or before its due date, Lessee shall pay Lessor on demand 2% of such late payment for each month or part thereof from the due date until the date paid or, if less, the maximum allowed by law.

   37. DEFAULT; NO WAIVER. Lessee shall be in default under the Lease upon the occurrence of any of the following events: (a) Lessee fails to pay when due any amount required to be paid by Lessee under the Lease and such failure shall continue for a period of seven days after the due date; (b) Lessee fails to perform any other provisions under the Lease or violates any of the covenants or representations made by Lessee in the Lease, or Lessee fails to perform any of its obligations under any other Lease entered into pursuant to this Agreement, and such failure or breach shall continue unremedied for a period of 15 days after written notice is received by Lessee from Lessor; (c) Lessee violates any of the covenants or representations made by Lessee in any application for credit or in any agreement with IBM with respect to the Equipment or licensed program materials or fails to perform any provision in any such agreement (except the obligation to pay the purchase price or LPM Charges); (d) Lessee makes an assignment for the benefit of creditors, whether voluntary or involuntary, or consents to the appointment of a trustee or receiver, or if either shall be appointed for Lessee or for a substantial part of its property without its consent; (e) any petition or proceeding is filed by or against Lessee under any Federal or State bankruptcy or insolvency code or similar law; or (f) if applicable, Lessee makes a bulk transfer subject to the provisions of the Uniform Commercial Code.

   Any failure of Lessor to require strict performance by Lessee or any waiver by Lessor of any provision in the Lease shall not be construed as a consent or waiver of any other breach of the same or of any other provision.

   38. REMEDIES. If Lessee is in default under the Lease, Lessor shall have the right, in its sole discretion, to exercise any one or more of the following remedies in order to protect its interests, reasonably expected profits and economic benefits. Lessor may (a) declare any Lease entered into pursuant to this Agreement to be in default; (b) terminate in whole or in part any Lease; (c) recover from Lessee any and all amounts then due and to become due; (d) take possession of any or all items of Equipment, wherever located, without demand or notice, without any court order or other process of law; and
(e) demand that Lessee return any or all such items of Equipment to Lessor in accordance with Paragraph 25 and, for each day that Lessee shall fail to return any item of Equipment, Lessor may demand an amount equal to the Rent, prorated on the basis of a 30-day month, in effect immediately prior to such default. Upon repossession or return of such item or items of Equipment, Lessor shall sell, lease or otherwise dispose of such item or items in a commercially reasonable manner, with or without notice and on public or private bid, and apply the net proceeds thereof towards the amounts due under the Lease but only after deducting (i) in the case of sale, the estimated fair market value of such item or items as of the scheduled expiration of the Lease; or (ii) in the case of any replacement lease, the rent due for any period beyond the scheduled expiration of the Lease for such item or items
(iii) in either case, all expenses, including legal fees, incurred in connection therewith; and (iv) where appropriate, any amount in accordance with Paragraph 29. Any excess net proceeds are to be retained by Lessor. Lessor may pursue any other remedy available at law or in equity, including, but not limited to, seeking damages, specific performance and an injunction.

   No right or remedy is exclusive of any other provided herein or permitted by law or equity. All such rights and remedies shall be cumulative and may be enforced concurrently or individually from time to time.

   39. LESSOR'S EXPENSE. Lessee shall pay Lessor on demand all costs and expenses, including legal and collection fees, incurred by Lessor enforcing the terms, conditions or provisions of the Lease or in protecting Lessor's rights and interests in the Lease and the Equipment.

   40. OWNERSHIP; PERSONAL PROPERTY; LICENSED PROGRAM MATERIALS. The Equipment under Lease is and shall be the property of Lessor. Lessee shall have no right, title or interest therein except as set forth in the Lease. The Equipment is, and shall at all times be and remain, personal property and shall not become a fixture or realty. Licensed program materials are licensed and provided by IBM directly to Lessee under the terms and conditions of the License Agreement.

   41. NOTICES; ADMINISTRATION. Service of all notices under the Lease shall be sufficient if delivered personally or mailed to Lessee at its address specified in the Supplement or to IBM Credit Corporation or Lessor in care of the IBM Branch Office specified in the Supplement. Notice by mail shall be effective when deposited in the United States mail, duly addressed and with postage prepaid. Notices, consents and approvals from or by Lessor shall be given by Lessor or on its behalf by IBM and all payments shall be made to IBM until Lessor shall notify Lessee otherwise.

   42. LESSEE REPRESENTATION. If the Lease includes Financing, Lessee represents that it is (a) a corporation if any item of Equipment is located in Ohio, Mississippi, Virginia or West Virginia, and/or (b) a business corporation if any item of Equipment is located in Pennsylvania.

   43. REVISIONS FOR PREVIOUSLY INSTALLED EQUIPMENT. Equipment installed with Lessee under an IBM lease or rental agreement may be purchased by Lessor, on the Effective Date of Purchase (as defined in the Purchase Agreement), for lease to Lessee under Option B or B'. For such Equipment, the Lease shall be revised as follows:

   Paragraphs 4 and 26 - replace "Estimated Shipment Date" by "Intended Effective Date of Purchase"; replace "delivery" and "Date of Installation" by "Effective Date of Purchase";

   Paragraph 7 - add at the end of the first paragraph, "Assignment of the option to purchase installed Equipment at the net purchase option price under an IBM lease or rental agreement will be permitted only when Lessee submits the Supplement in sufficient time to achieve the Intended Effective Date of Purchase. The Effective Date of Purchase under this assignment shall be the later of the first day of the Quotation Month or the day on which the applicable Supplement is accepted by Lessor. If the Quotation Month expires and the purchase of Equipment is not concluded, this assignment and Lease will be null and void regarding any such Equipment and all rights, duties and obligations of Lessee and IBM will remain in accordance with the provisions of the IBM agreement under which the Equipment is currently installed.";

   Paragraphs 11 and 12 - delete both paragraphs; and

   Paragraph 15 - replace the entire paragraph with the following: "The Rent shall be based on the Lease Rate specified in the Supplement or such greater Lease Rate as may be specified by written notice to Lessee more than one month before the Effective Date of Purchase. The Unit Purchase Price is subject to change in accordance with the referenced Purchase Agreement. Lessee may terminate the Lease for any item subject to an increase by giving Lessor written notice on or before the Effective Date of Purchase."

    44. APPLICABLE LAW; SEVERABILITY. The Lease shall be governed by the laws of the State of Connecticut. If any provision shall be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired.

                                                             290 Harbor Drive
IBM Credit Corporation                                       Stamford, CT 06904
                                                             (203) 973-5100

--------------------------------------------------------------------------------

                      ADDENDUM TO TERM LEASE SUPPLEMENT

Enterprise No. 5798022                Term Lease Master Agreement No.  CMJ0101

Customer No.   5803327                                 Supplement No. C00244329


Lessor and MICHAELS STORES INC (Lessee) agree that for the purposes of the referenced Supplement only, the Term Lease Master Agreement between the parties is hereby modified as follows:

For the following Modification(s) listed on the Supplement, the Term Lease Master Agreement is hereby modified:

            From Equipment                           To Equipment
           Type  Model  Serial    Term               Type    Model
           ----  -----  ------    ----               ----    -----
           9406  F70    18013     48                 9406    320

Paragraph entitled - Modification to a Machine Not Owned by Lessor - is a new paragraph which reads as follows:

"The Equipment which is the subject to this Lease is an IBM supplied Modification to a machine or machines which are owned by Lessee (Base Machines). Lessee agrees that the Base Machine will be altered by the installation of the Modification. The Base Machine and the Modification taken together shall be referred to as the 'New Machine'. Lessee represents and warrants that there are and will be no liens or other security or ownership interest in the Base Machine and that entering into and performing under this Agreement does not constitute a breach of, or is inconsistent with the terms of, any other agreement concerning the Base Machine to which Lessee is a party or by which the Lessee is bound."

Paragraph 19 - Optional Extension - in line 8 replace "either party" with "Lessor or purchase by Lessee".

Paragraph 24 - Leases for Modifications and Additions - in line 4 after "review." insert "However, the fact that the Base Machine is not owned by Lessor may be deemed by Lessor, in Lessor's sole discretion, to limit or preclude Lessor from arranging for leasing of subsequent Modifications to the New Machine."


-------------------------------------------------------------------------------
                  NO CHANGES TO THIS ADDENDUM ARE AUTHORIZED
December 21, 1995                                     Addendum No. Q01239490-04
                                       1

                                                             290 Harbor Drive
IBM Credit Corporation                                       Stamford, CT 06904
                                                             (203) 973-5100

--------------------------------------------------------------------------------

Paragraph 25 - Return of Equipment - replace the first sentence with the following:

"Lessee acknowledges that inasmuch as the Modification modifies a Base
Machine and the Modification cannot be separated from the Base Machine, accordingly, the Modification cannot be returned to the Lessor; provided, however, upon demand by Lessor pursuant to Paragraph 38, Lessee shall promptly return the Equipment, including the Base Machine, freight prepaid, to a location in the continental United States specified by Lessor."

Paragraph 37 - Default, No Waiver - in line 23 after "Commercial Code" add the following:

"; or (g) any interference with or disturbance to Lessor's rights to, interests in, or benefits from the Modification to the Base Machine (Loss). Such Losses shall include, without limitation, conversion of the Modification, ownership disputes with respect to the New Machine or Modification, removal or seizure of the Modification or New Machine, breach of any representation or covenant by Lessee as to the absence of liens or any other interest of third parties with respect to the Modification, bankruptcy or insolvency of any third party lessor who has upgraded machines subject to this Lease or of any owner of the Base Machine or any upgrade or other modification thereof, or other judicial process or any other interference or disturbance of Lessor's right, title or interest in the Modification."

Paragraph 38 - Remedies - in line 15 after "default.", insert "Inasmuch as the Modification modifies the Base Machine and cannot be removed, it is agreed by Lessee that any repossession occurring under (d) above will include the Base Machine and Lessee shall indemnify Lessor and hold Lessor harmless for its actions pursuant to Paragraph 38."

- in line 15, delete the sentence beginning with "Upon repossession" through the remainder of the paragraph and replace with the following:

"Upon repossession, Lessor shall determine the fair market value of the New Machine and shall deduct such value from all amounts due Lessor under the Lease, including without limitations all expenses, legal fees, and other amounts incurred in connection therewith and, where appropriate, any amounts due Lessor in accordance with Paragraphs 27, 29 and 30. Upon demand Lessee shall pay to Lessor the deficiency, if any, between the fair market value and the amounts

-------------------------------------------------------------------------------
                  NO CHANGES TO THIS ADDENDUM ARE AUTHORIZED
December 21, 1995                                     Addendum No. Q01239490-04
                                       2

                                                             290 Harbor Drive
IBM Credit Corporation                                       Stamford, CT 06904
                                                             (203) 973-5100

--------------------------------------------------------------------------------

due Lessor. Lessor shall pay Lessee any excess, if any, between the fair market value and amounts due Lessor.

Lessor may pursue any other remedy available at law or in equity, including, but not limited to, seeking damages, specific performance and an injunction."

Accepted by:

IBM Credit Corporation                  MICHAELS STORES INC
For or as Lessor:

by /s/ LENA E. FAJNOR                  by /s/ COLBY H. SPRINGER
  ---------------------------------      --------------------------------
  Authorized Signature                   Authorized Signature


   L. E. Fajnor         1/13/96           Colby H. Springer     12/22/95
  ---------------------------------      --------------------------------
  Print Name             Date            Print Name              Date
  Customer Supp. Ops. Mgr.












-------------------------------------------------------------------------------
                  NO CHANGES TO THIS ADDENDUM ARE AUTHORIZED
December 21, 1995                                     Addendum No. Q01239490-04
                                       3

                                                            290 Harbor Drive
IBM CREDIT CORPORATION                                      Stamford, CT 06904
                                                            203/973-5100

------------------------------------------------------------------------------

                      ADDENDUM TO TERM LEASE SUPPLEMENT

                                 SALE/LEASEBACK

Enterprise No. 5798022               Term Lease Master Agreement  No.  CMJ0101

 Customer  No. 6272046                               Supplement No.  C00247986

Lessor and MICHAELS STORES INC. (Lessee) agree that for the purpose of the referenced Supplement only, the Term Lease Master Agreement between the parties is hereby modified as follows:

     In the preamble in line 3 replace from "marketed" through line 5 "(Supplement)" with "referred to as Equipment and specified in a Term Lease Supplement (Supplement)".

     Paragraph -- Revisions for Lease Financing of Assets from Lessee -- is a new paragraph and reads as follows:

     "The Equipment, which is the subject of this Lease, consists of IBM equipment listed on the attached Schedule A and non-IBM equipment listed on the attached Schedule B (Lessee Components) to be sold by Lessee to Lessor.

     If for any reason the Lessee Components have not been sold to Lessor this Lease will be null and void. All rights, duties and obligations of Lessee and IBM with regard to the Lessee Components will remain in accordance with the provisions of the IBM agreement under which they were originally installed.

     Lessor and Lessee further agree as follows: The Lessee agrees to sell, and the Lessor agrees to purchase Lessee Components listed in the attached Schedules.

     PURCHASE PRICE: The purchase price of the Lessee Components listed on Schedule A is $1,823,451.23 with payment to be made in the form of a credit to be placed on Lessee's account.

     The purchase price of the Lessee Component listed on Schedule B is $2,682,252.00.

-------------------------------------------------------------------------------
                  NO CHANGES TO THIS ADDENDUM ARE AUTHORIZED

Jan. 26, 1996                                         Addendum No. Q01231559-06

                            IBM Credit Corporation

-------------------------------------------------------------------------------

     WARRANTY: Lessee represents and warrants that on the Effective Date of Purchase 1) the Lessee Components are in good operating condition and qualify for maintenance by the manufacturer without additional expense 2) the Lessee Components including all features, subassemblies and parts therein are genuine as manufactured and assembled, and 3) the Lessee Components will be owned by Lessee free and clear of all liens, encumbrances, security interests or charges of any kind. Lessee hereby assigns to Lessor any and all remaining rights with respect to the Lessee's Components under the "Warranties" and "Patents and Copyrights" provisions of the agreement under which they were installed.

     TITLE: On the Effective Date of Purchase Lessee shall pass title to Lessor free and clear of any liens, encumbrances, security interests or charges of any kind and Lessee shall give to the Lessor a Bill of Sale in the form attached hereto conveying such title."

     Paragraph 4 -- Changes -- after "Estimated Shipment Date" insert "or Effective Date of Purchase".

     Paragraph 13 -- Rent Commencement Date -- replace the paragraph with the following:

     "The Rent Commencement Date for the Lessee Components shall be the date following the date Lessee executes the Bill of Sale for the Lessee Components (Effective Date of Purchase)."

     Paragraph 18 -- Purchase of Equipment -- in line 6 after "Equipment" insert the following:

     "which shall not exceed an amount calculated by multiplying the "Not to Exceed Percent" in the table below by the purchase price stated on the supplement:

          Type/Model     Option/Term    Not to Exceed Percent
          ----------     -----------    ---------------------
           4693/202         B+/60               6.5%
           4693/321         B+/60               6.5%
           4693/541         B+/60               6.5%
           HU01/001         B+/60               4.5%
           TL06/960         B+/60               4.5%
           TL21/001         B+/60               4.5%
           EL01/001         B+/60               4.5%
           MON4/001         B+/60               4.5%
           TL22/001         B+/60               4.5%

-------------------------------------------------------------------------------
                  NO CHANGES TO THIS ADDENDUM ARE AUTHORIZED

Jan. 26, 1996                                         Addendum No. Q01231559-06

                          IBM Credit Corporation
-------------------------------------------------------------------------------

     - in line 8, after "thereon." insert the following:

     "The Lessee must provide written notice 90 days prior to lease expiration to coordinate this unique end of lease purchase option."

     Paragraph 23 - Alterations; Modifications; Parts - replace the entire paragraph with the following:

     "Lessee may alter or modify the Equipment only with prior written notice to Lessor. Any Lessor-owned Parts that Lessee removes shall remain Lessor's property and Lessee is not permitted to make such Parts available for sale, transfer, exchange or other disposition without Lessor's prior written consent. Before Lessee returns the Equipment to Lessor, Lessee must restore the Equipment to its original, unaltered or unmodified condition. At Lessee's expense, Lessee must remove any Alteration or Modification that Lessor does not own, and restore any original Parts that Lessee has removed. If Lessor consents to a disposition of the removed Parts, the restoration must be with parts Lessor owns or supplies, or those supplied by a source approved by Lessor. All Alterations and Modifications not removed when the Equipment is returned to Lessor shall become Lessor's property, without charge, free of encumbrances. Lessee shall have no further interest in such Alteration or Modification or its proceeds. Any part installed in connection with warranty or maintenance service shall become the property of Lessor. Under the terms of this Agreement an Alteration is any change made to the Equipment that deviates from the manufacturer's design. A Modification is any manufacturer's field installable upgrade, feature, or accessory added to the manufacturer's Equipment. A Part is any portion or integral element of the Equipment."

     Paragraph 24 - Leases for Modifications and Additions - for non-IBM Equipment listed on the attached Schedule B only, in line 7 replace "from IBM" with "from Lessee's Supplier".

     Paragraph 25 - Return of Equipment - in line 7 replace "IBM's maintenance agreement service" with "the manufacturer's service agreement or if not offered by the manufacturer, to return the Equipment to good repair and operating condition".

     Paragraph 26 - Casualty Insurance - in line 8, after "Agreement" insert "or before the Effective Date of Purchase".

-------------------------------------------------------------------------------
              NO CHANGES TO THIS ADDENDUM ARE AUTHORIZED
Jan 26, 1996                                         Addendum No. Q01231559-06

                          IBM Credit Corporation
-------------------------------------------------------------------------------

     Paragraph 29 - Tax Indemnification (Applies Only to Equipment paragraph:

     "Pursuant to Lessor's obligations under Section 168(f)(5) of the Code, assumptions have been made regarding Lessee Components based on the Lessee's warrant that Lessee Components were placed in service after December 31, 1986. Lessee represents, warrants and covenants that Lessee, as owner of the Equipment prior to this sale-leaseback, was entitled to and claimed the maximum Accelerated Cost Recovery System (ACRS) deductions, under the code, for 5 year property."

Lessee represents that the person executing this Addendum on behalf of Lessee is a duly authorized representative of Lessee, has the authority to execute such Addendum and will provide evidence of such authority if requested to do so.

This Addendum is being entered into for the purposes of Lessor purchasing the Lessee Components and then leasing such Lessee Components to Lessee under the Term Lease Master Agreement between Lessor and the Lessee.

This purchase shall be governed by and construed in accordance with the laws of the State of Connecticut.

Prepared by: T DEMOPOULOS

Accepted by:
IBM Credit Corporation                 MICHAELS STORES INC.

For or as Lessor:

by                                     by       /s/  COLBY SPRINGER
  -------------------------------         -------------------------------
                                          Colby Springer          1/26/96
  -------------------------------         -------------------------------
  Print Name                 Date         Print Name                 Date
A231559F/BP4

------------------------------------------------------------------------------
              NO CHANGES TO THIS ADDENDUM ARE AUTHORIZED
Jan 26, 1996                                         Addendum No. Q01231559-06

                            IBM Credit Corporation
-------------------------------------------------------------------------------
                            IBM CREDIT CORPORATION
                                 BILL OF SALE

FROM  SELLER:  MICHAELS STORES INC.

TO:   BUYER:   IBM Credit Corporation
               290 Harbor Drive
               Stamford  CT 06904

The Seller named above, for valuable consideration, the receipt of which is acknowledged, hereby sells and transfers to the Buyer above to have and to hold forever the following equipment (Equipment):


            Machine                Serial
             Type        Model     Number     Features
          ---------------------------------------------------------
                             SEE SCHEDULE A1 & B1


Seller represents and warrants that 1) the Equipment is in good operating condition and qualifies for Maintenance by the manufacturer without additional expense, 2) the Equipment including all features, subassemblies and parts therein is genuine as manufactured and assembled, and 3) the Equipment is owned by Seller free and clear of all liens, encumbrances, security interests or charges of any kind.

IN WITNESS WHEREOF, Seller has caused this instrument to be executed in its name by a duly authorized representative on the ________________, ________.

     SELLER: MICHAELS STORES, INC.

     SIGNATURE: /s/ COLBY SPRINGER
               ------------------------
     NAME:
          -----------------------------
     TITLE:
          -----------------------------
     DATE:
          -----------------------------






-------------------------------------------------------------------------------
                 NO CHANGES TO THIS ADDENDUM ARE AUTHORIZED
Jan. 26, 1996                                         Addendum No. Q01231559-06

                                                            290 Harbor Drive
IBM CREDIT CORPORATION                                      Stamford,  CT 06904
                                                            203-973-5100
-------------------------------------------------------------------------------

                AMENDMENT TO TERM LEASE MASTER AGREEMENT

Enterprise No. 5798022               Term Lease Master Agreement No.  CMJ0101
                                                                    -----------
  Customer No. 6272046                                   Amendment No. AMEND146

Lessor and MICHAELS STORES INC. (Lessee) agree that the Term Lease Master Agreement between the parties is hereby modified as follows for Leases which specify this Amendment as the applicable TLMA Amendment No. in the Term Lease Supplement and whose Rent Commencement Date is no later than 09/01/96:

     In the preamble in line 3 replace from "marketed" through line 5 "(Supplement)" with "referred to as Equipment and specified in a Term Lease Supplement (Supplement)".

     Paragraph 18 - Purchase of Equipment - in line 6 after "Equipment" insert the following:

     "which shall not exceed an amount calculated by multiplying the "Not to Exceed Percent" in the table below by the purchase price stated on the supplement:

                    Type/Model                Option/Term     Not to Exceed
                                                                 Percent
          -------------------------------     -----------     -------------
          4693/ALL                               B+/60             6.5%
          6581/ALL,6571/ALL,2248/R01             B+/60             6.5%
          LS07/001                               B+/60             4.5%
          HU01/001,TL06/960,TL21/001             B+/60             4.5%
          TL22/001,MON4/001,EL01,EP/001          B+/60             4.5%

      - in line 8, after "thereon." insert the following:

      "The Lessee must provide written notice 90 days prior to lease expiration to coordinate this unique end of lease purchase option."

      Paragraph 23 - Alterations; Modifications; Parts - replace the entire paragraph with the following:



-------------------------------------------------------------------------------
                 NO CHANGES TO THIS AMENDMENT ARE AUTHORIZED
                                                         Amendment No. AMEND146

                           IBM Credit Corporation
-------------------------------------------------------------------------------


     "Lessee may alter or modify the Equipment only with prior written notice to Lessor. Any Lessor-owned Parts that Lessee removes shall remain Lessor's property and Lessee is not permitted to make such Parts available for sale, transfer, exchange or other disposition without Lessor's prior written consent. Before Lessee returns the Equipment to Lessor, Lessee must restore the Equipment to its original, unaltered or unmodified condition. At Lessee's expense, Lessee must remove any Alteration or Modification that Lessor does not own, and restore any original Parts that Lessee has removed. If Lessor consents to a disposition of the removed Parts, the restoration must be with parts Lessor owns or supplies, or those supplied by a source approved by Lessor. All Alterations and Modifications not removed when the Equipment is returned to Lessor shall become Lessor's property, without charge, free of encumbrances. Lessee shall have no further interest in such Alteration or Modification or its proceeds. Any part installed in connection with warranty or maintenance service shall become the property of Lessor. Under the terms of this Agreement an Alteration is any change made to the Equipment that deviates from the manufacturer's design. A Modification is any manufacturer's field installable upgrade, feature, or accessory added to the manufacturer's Equipment. A Part is any portion or integral element of the Equipment."

     Paragraph 24 - Leases for Modifications and Additions - in line 7 replace "from IBM" with "from Lessee's Supplier".

     Paragraph 25 - Return of Equipment - in line 7 replace "IBM's maintenance agreement service" with "the manufacturer's service agreement or if not offered by the manufacturer, to return the Equipment to good repair and operating condition".

Prepared by: T. DEMOPOULOS
February 27, 1996

Accepted by:
IBM Credit Corporation                     MICHAEL STORES INC.

For or as Lessor:

by     /s/  ANDREA SINNOTT                 by     /s/  COLBY SPRINGER
  ---------------------------------          --------------------------------
  Authorized Signature                       Authorized Signature

          A.M. Sinnott      5/15/96                 Colby Springer     3-8-96
          OSO Manager
  ---------------------------------          --------------------------------
  Name (Type or Print)         Date          Name (Type or Print)        Date
AMEND146/BP4

This Amendment is valid if accepted by MICHAELS STORES INC. and IBM Credit Corporation no later than April 9, 1996.


-------------------------------------------------------------------------------
                 NO CHANGES TO THIS AMENDMENT ARE AUTHORIZED
                                                         Amendment No. AMEND146